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                                                                   EXHIBIT 10.11



BURLINGTON NORTHERN SANTA FE INCENTIVE BONUS STOCK PROGRAM

1.   Authority to Adopt.  This program (the "Program") has been adopted by the
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     Compensation Committee (the "Committee") of the Board of Directors of
     Burlington Northern Santa Fe Corporation (the "Company") pursuant to its authority to promulgate rules for the administration and operation of the Burlington Northern Santa Fe 1999 Stock Incentive Plan (the "Plan") for Restricted Stock grants;

2.   Purpose.  The purpose of this Program is to enable the Committee and its
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     designated representatives to implement Restricted Stock grants (an
     "Exchange Grant") in exchange for a key employee electing to exchange receipt of cash compensation and other forms of compensation designated by the Committee ("Elective Compensation").

3.   Eligibility.  The Committee shall designate key employees or classes of
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     eligible employees (the "Eligible Participants") who shall be eligible to receive an Exchange Grant in exchange for foregoing Elective Compensation.

4.   Amount of Elective Compensation.  Unless the Committee shall designate
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     another amount of Elective Compensation as to any Eligible Participant,
     each Eligible Participant may elect to exchange all or any portions of the following element of compensation for an Exchange Grant:

          100% of such Eligible Participant's annual incentive payment payable in the following calendar year, based upon the annual incentive compensation plan established for such Eligible Participant.

5.   Method of Election.  Unless the Committee shall designate another time or
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     times for making an election to forego receiving Elective Compensation, an
     Eligible Participant who wishes to receive an Exchange Grant (an "Electing Participant") must deliver to the Vice President - Human Resources, a written irrevocable election in a form acceptable to the Senior Vice President Law & Chief of Staff of Burlington Northern Santa Fe Corporation specifying the amount of Elective Compensation the Electing Participant wishes to forego (the "Cancelled Incentive Payment"), not later than the date established by the Committee from time to time or July 1 of the fiscal year in which the Eligible Participant earns the annual incentive. Notwithstanding the foregoing, any officer of the Company subject to
     Section 16(b) of the Securities Exchange Act of 1934, must make such election not less than six months before the scheduled grant date.

6.   Date of Grant.  Unless otherwise determined by the Committee, the Exchange
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     Grant will be issued once a year on or about January 31 following the year in which the Elective Compensation is earned.
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7.   Valuation.  For purposes of determining the number of shares subject to an
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     Exchange Grant, the following valuation rules shall apply.

     (1) The Cancelled Incentive Payment otherwise payable in cash will be valued at its dollar equivalent; and

     (2) The Restricted Stock award shall be equal to the number of shares determined by dividing 150% of the Cancelled Incentive Payment by the Fair Market Value of Company stock, determined under the Plan on the date of grant.

8.   Vesting.  The Exchange Grant shall be subject to restrictions for a period
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     of three years from the date of grant, provided however, the Committee may establish performance objectives for each grant to permit the restrictions to lapse over a shorter period, but in no event shall restrictions lapse in less than one year. Notwithstanding the foregoing, the Committee retains discretion to amend or modify these performance objectives at any time.

9.   Committee Discretion.  Notwithstanding anything else contained herein to
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     the contrary, the Committee shall have the right prior to the grant date, to override an election in whole or in part. If the Committee overrides an election in whole or in part, the Company shall reinstate the amount of the Cancelled Incentive Payment related thereto.

10.  Unvested Restricted Stock.  In the event that a participant with an
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     Exchange Grant is involuntarily terminated by the Company other than for
     Cause, the Committee agrees to permit a participant to elect to receive (i) a proration of the outstanding award as set forth in the Plan or (ii) to surrender the Exchange Grant in exchange for the amount of the cash award previously foregone and the award of Restricted Stock will terminate as if never granted. In the event of retirement as defined in the Burlington Northern Santa Fe Retirement Plan, the Committee agrees to permit a participant to receive a proration of the outstanding award as set forth in Plan. Notwithstanding the foregoing, the Committee reserves the right to withdraw its consent to permit participants who terminate due to retirement from electing the benefits of this subparagraph.

11.  Grant Terms.  The grant shall be issued from authorized, but unissued
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     shares or from treasury shares.

12.  Amendments.  This procedure may be amended at any time and from time to
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     time by resolution of the Committee.



                            (As amended and restated effective January 20, 1999)